Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Southcoast Financial Corporation

     We consent to the incorporation by reference into the Registration Statements on Form S-8 filed by Southcoast Financial Corporation in connection with the Southcoast Financial Corporation 2005 Employee Stock Purchase Plan (No. 333-128197) and the Southcoast Financial Corporation 1999 Stock Option Plan (No. 333-106154) of our Report dated February 3, 2006, included in the Southcoast Financial Corporation Annual Report on Form 10-K for the year ended December 31, 2005.

                                                 s/Elliott Davis, LLC

ELLIOTT DAVIS, LLP
Columbia, South Carolina
March 29, 2006